Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Oxford Industries, Inc. (the "Company") on Form 10-K ("Form 10-K") for the fiscal year ended January 29, 2022 as filed with the Securities and Exchange Commission on the date hereof, I, Thomas C. Chubb III, Chairman, Chief Executive Officer and President of the Company, and I, K. Scott Grassmyer, Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ THOMAS C. CHUBB III
Thomas C. Chubb III Chairman, Chief Executive Officer and President (Principal Executive Officer)
March 28, 2022

/s/ K. SCOTT GRASSMYER
K. Scott Grassmyer Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)
March 28, 2022